EXHIBIT 99.1


CONTACT:
Kearstin Patterson
Vice President of Communications
National Coal Corp.
865/690-6900 (direct)
865/207-3875 (cell)
kpatterson@nationalcoal.com


                 NATIONAL COAL CORP. REPORTS FOURTH QUARTER AND
                        FULL YEAR 2004 FINANCIAL RESULTS

--------------------------------------------------------------------------------

 COMPANY FURTHERS ADVANCEMENT THROUGH ORGANIC GROWTH AND STRATEGIC ACQUISITIONS

KNOXVILLE, TENN. - (March 31, 2005) - National Coal Corp. (OTC BB: NCOC), an Appalachian Region coal producer, today reported that for the fourth quarter of 2004 revenues rose to $7.0 million, compared to $899,000 for the same period in 2003.

For the twelve month period ended December 31, 2004, the Company reached total revenues of $17.0 million, compared to $1.2 million for the eleven month period ended December 31, 2003. Coal sales revenues increased to $16.9 million in 2004, compared to $1.0 million for 2003.

FOURTH QUARTER FINANCIAL RESULTS

Coal tonnage sales for the fourth quarter of 2004 increased to 133,900 tons sold from 27,700 tons sold for the same period last year. National Coal produced 112,500 tons of coal during the fourth quarter of 2004, compared to production of 26,500 tons for the fourth quarter of 2003.

National Coal recorded a net loss of $5.0 million during the fourth quarter of 2004, compared to a net loss of $868,000 for the same period in 2003. This loss was mainly attributable to the ramp up phase of the Company's operations and was primarily a result of the acquisitions of mining assets from US Coal, Inc., Robert Clear Coal Corporation and Appalachian Fuels, LLC. Adjusted EBITDA, a non-GAAP financial measure that reflects net loss excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating expenses, and taxes, equaled a loss of $1.6 million for the fourth quarter of 2004.

Total operating expenses increased from $1.7 million during the fourth quarter of 2003 to $9.6 million during the same period in 2004. This increase was related primarily to the Company's aggressive growth plan and additional ramp up and expansion cost associated with the newly permitted and acquired properties. Depreciation, depletion and amortization increased to $728,400 for the quarter, primarily as a result of the acquisition of fixed assets.

"National Coal achieved dramatic revenue growth despite unanticipated weather that affected our area's mining production and transportation during the fourth quarter of 2004," said Jon Nix, National Coal's president, CEO and chairman of the board. "We believe that our ability to close on three strategic acquisitions and numerous coal sale agreements during the calendar year has poised us for a strong 2005 and beyond."

FULL YEAR FINANCIAL RESULTS

The Company produced approximately 300,000 tons and sold over 356,000 tons for the full year of 2004, compared to 40,000 produced and 35,000 tons sold in 2003. Coal production and sales for the year increased primarily due to several strategic acquisitions and additional long-term contracts signed with utility and industrial customers. The Company currently has 10 authorized mining permits and is


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attempting to secure additional permits to open more mines in the second half of
2005 which is expected to further increase production and sales rates.

Cash flow from financing activities increased to $38.1 million in 2004 from $3.5 million in 2003. "These proceeds provide for a stronger balance sheet by significantly enhancing our shareholders' equity and providing important working capital that will assist us in the execution of our business plan," said Nix. "These financings give us a strong foundation on which to pursue our production goals and position us well for continued production and revenue increases in 2005."

National Coal recorded a net loss of $10.4 million for 2004, compared to a net loss of $3.3 million for 2003. Adjusted EBITDA equaled a loss of $3.4 million for 2004. Contributing to the majority of the $7.0 million increase in net loss were significant increases in cost of sales and operating expenses brought about by the Company's strategic acquisitions. Management feels that these costs of sales will decrease significantly as production starts to increase and as the Company exits the start up phase in many of these new mines.

"We devoted significant resources during 2004 to hiring experienced executive management and experienced miners to support the Company's significant growth plan," said Nix. "We believe that this investment will contribute to a more dedicated workforce with an improved bottom line."

The Company posted a 2004 net loss attributable to common shareholders of $29.3 million, or $2.60 per basic and diluted common share. Approximately $18.6 million of the loss was the non-cash recognition of a constructive dividend related to the beneficial conversion feature of the Series A preferred stock issued in August and December 2004. Shareholders' equity increased by 535%, from $2.9 million to $18.6 million, during 2004.

During the calendar year, the Company made significant advances toward the realization of its long term business strategy by growing its mining operations through both acquisitions and internal growth. Throughout 2004, the Company acquired mining rights and permits on 47,000 acres of land in the Appalachian Region. Some of the Company's highlights for 2004 were:

         o In April 2004, National Coal acquired from U.S. Coal, Inc., mining permits, a wash plant, a rail load out facility and mining equipment;
         o In October 2004, National Coal acquired from Robert Clear Coal Corporation, mining assets including mining permits, a crusher, tipple and mining equipment; and
         o In November 2004, National Coal acquired from Appalachian Fuels, LLC mining permits, two wash plants, a rail load out facility and mining equipment.

The Company also invested significant expansion capital in new equipment to upgrade and add capacity to these newly acquired mines and other mines.

During 2004, the Company signed new supply contracts with six utility and industrial customers, with an average life span of one year or greater, an aggregate value in excess of $125 million, and an average price per ton of nearly $54.00. Pursuant to these contracts, National Coal has committed to sell approximately 2.4 million tons of coal during calendar years 2005 through 2008 at an average price of $54.27 per ton. "Most of our coal sales in the fourth quarter of 2004 were derived from long-term contracts," stated Nix. "To reduce our exposure to fluctuations in the price of coal, we intend to maintain long term contracts with respect to a majority of our coal production."

"During 2004, National Coal transitioned from a start-up company operating one mine, to a mining company operating six mines with numerous permits that are expected to go on-line during the second half of 2005," said Nix. "Throughout the coming year, we plan continued execution of our strategy to optimize our existing assets while developing future growth opportunities."

2005 OUTLOOK

National Coal currently is committed to sell over 980,000 tons of coal during 2005 at an average price per ton of greater than $54.00 to both state-run utilities and industrial customers, and has several permits


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planned to go online during the last half of 2005.  These permits,  coupled with
the  Company's   aggressive  growth  plan,  are  expected  to  further  increase production and sales in 2005 and beyond.

Coal is one of the world's most abundant, efficient and affordable natural resources. According to the Energy Information Administration, or EIA, a division of the Department of Energy, greater than 51% of all electricity consumed in the United States in 2003 was generated using coal.

The United States is the second largest coal producer in the world, exceeded only by China and has the world's largest coal reserves, with an estimated 250 years of supply based on current usage rates. United States coal reserves are more plentiful than United States oil or natural gas reserves, with coal representing more than 85% of the nation's fossil fuel reserves.

United States coal production has nearly doubled during the past 30 years. Based on statistics reported by EIA, in 2003, total United States coal production was estimated to be 1.07 billion tons.

ABOUT NATIONAL COAL CORP.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in Eastern Tennessee and Southeastern Kentucky. For more information, visit www.nationalcoal.com.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.
Examples of forward looking-statements include projected revenues for the periods discussed in this press release, projected tons of coal sold and the prices at which such coal is estimated to be sold during such periods, and projected market demand for coal. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and
uncertainties   that  could  cause  actual  performance  or  results  to  differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: (i) the worldwide demand for coal; (ii) the price of coal;
(iii) the price of alternative fuel sources; (iv) the supply of coal and other competitive factors; (v) the costs to mine and transport coal; (vi) the ability to obtain new mining permits; (vii) the costs of reclamation of previously mined properties; (viii) the risks of expanding coal production; (ix) the ability to bring new mining properties on-line on schedule; (x) industry competition; (xi) our ability to continue to execute our growth strategies; and (xii) general economic conditions. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.


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


RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP

National Coal Corp. has prepared Adjusted EBITDA data applicable to 2004 and 2003 to supplement the reporting of its results determined under applicable generally accepted accounting principles (GAAP). Adjusted EBITDA is a non-GAAP financial measure that reflects net income (loss) excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating expenses, and taxes. The adjusted amounts are not meant as a substitute for GAAP, but are included solely for informational purposes.

The following table illustrates the adjustments to estimated net income (loss) to calculate Adjusted EBITDA for the applicable periods and reconciles the non-GAAP financial data to net income (loss) determined in accordance with GAAP:


                               NATIONAL COAL CORP.
                    CALCULATION OF ADJUSTED EBITDA (NON-GAAP)
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                          DECEMBER 31,
                                                 ------------------------------
                                                      2004              2003
                                                 ------------      ------------

Net Income (Loss) ..........................     $ (4,958,678)     $   (868,055)
   Add back depreciation, depletion
      and amortization .....................          745,552           156,707
   Add back interest expense and
      financing fees .......................        2,337,784           137,646
   Add back non-cash compensation ..........          225,844              --
   Add back other ..........................           46,388           (33,646)
                                                 ------------      ------------

 ADJUSTED EBITDA ...........................     $ (1,603,110)     $   (607,348)
                                                 ============      ============

                                                TWELVE MONTHS      ELEVEN MONTHS
                                                    ENDED             ENDED
                                                 DECEMBER 31,      DECEMBER 31,
                                                     2004              2003
                                                 ------------      ------------

Net Income (Loss) ..........................     $(10,429,130)     $ (3,332,885)
   Add back depreciation, depletion
      and amortization .....................        2,473,369           617,155
   Add back interest expense and
      financing fees .......................        3,348,922           372,459
   Add back non-cash compensation ..........        1,129,948           344,500
   Add back other ..........................           89,441           (75,437)
                                                 ------------      ------------

 ADJUSTED EBITDA ...........................     $ (3,387,450)     $ (2,074,208)
                                                 ============      ============


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



                               NATIONAL COAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                   DECEMBER 31,
                                                                       2004
                                                                   ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents ................................      $    351,698
   Accounts receivable ......................................         1,903,734
   Inventory ................................................           264,873
   Prepaid and other ........................................           263,699
                                                                   ------------
     TOTAL CURRENT ASSETS ...................................         2,784,004
                                                                   ------------

PROPERTY, PLANT AND EQUIPMENT
   Land .....................................................           774,290
   Mining equipment .........................................        13,703,820
   Computer equipment and software ..........................            81,474
   Vehicles and mobile equipment ............................         3,231,267
   Buildings ................................................         5,875,995
   Office equipment and furniture ...........................            42,517
                                                                   ------------
                                                                     23,709,363
Less:  accumulated depreciation .............................        (1,716,467)
                                                                   ------------
   TOTAL PROPERTY, PLANT AND EQUIPMENT, NET .................        21,992,896
                                                                   ------------

Coal and mineral rights, net of $131,214 accumulated
   amortization and depletion ...............................        13,916,013
Certificates of deposit and reclamation bond ................         4,526,600
Loan acquisition costs, net of $30,924 accumulated
   amortization .............................................           782,500
Prepaid royalty .............................................           392,500
Deposits ....................................................           156,000
                                                                   ------------
   TOTAL ASSETS .............................................      $ 44,550,513
                                                                   ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued expenses ....................      $  3,859,327
   Short term portion of capital lease obligations ..........         2,350,566
   Accrued payroll and payroll taxes payable ................           272,269
   Current portion of bank loans - vehicles .................           329,511
                                                                   ------------
     TOTAL CURRENT LIABILITIES ..............................         6,811,673

   Senior credit facility ...................................        15,000,000
   Long term portion of capital lease obligations ...........         1,840,658
   Long term portion of bank loans - vehicles ...............           203,397
   Long term portion of asset retirement obligations ........         2,093,759
                                                                   ------------
     TOTAL LIABILITIES ......................................        25,949,487
                                                                   ------------

STOCKHOLDERS' EQUITY
   Series A convertible preferred stock, $.0001 par
     value; 5% coupon; 1,611 shares authorized;
     1,456.67 shares issued and outstanding .................              --
   Common stock, $.0001 per value; 80 million shares
     authorized; 13,391,344 shares issued and
     outstanding ............................................             1,300
   Additional paid-in capital ...............................        32,361,741
   Accumulated deficit ......................................       (13,762,015)
                                                                   ------------
     TOTAL STOCKHOLDERS' EQUITY .............................        18,601,026
                                                                   ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............      $ 44,550,513
                                                                   ------------


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


                               NATIONAL COAL CORP
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                 ELEVEN MONTHS     TWELVE MONTHS
                                                     ENDED             ENDED
                                                 DECEMBER 31,       DECEMBER 31,
                                                     2003              2004
                                                 ------------      ------------

REVENUES
  Coal sales ...............................     $  1,012,520      $ 16,871,346
  Royalty receipts .........................          178,123           103,403
  Other revenue ............................             --              24,163
                                                 ------------      ------------
   Total revenue ...........................        1,190,643        16,998,912
                                                 ------------      ------------

EXPENSES
  Cost of sales and selling expenses .......        1,657,570        15,978,686
  General and administrative ...............        1,871,414         5,242,437
  Exploration costs ........................           80,367           343,946
  Depreciation and depletion ...............          250,527         2,175,133
  Amortization .............................          366,628           298,236
                                                 ------------      ------------

   TOTAL OPERATING EXPENSES ................        4,226,506        24,038,438
                                                 ------------      ------------

                                                 ------------      ------------
LOSS FROM OPERATIONS .......................       (3,035,863)       (7,039,526)
                                                 ------------      ------------

OTHER INCOME (EXPENSE)
  Other income (expense), net ..............           75,437           (40,682)
  Financing fees ...........................             --            (458,187)
  Interest expense .........................         (372,459)       (2,890,735)
                                                 ------------      ------------
   TOTAL OTHER INCOME (EXPENSE) ............         (297,022)       (3,389,604)
                                                 ------------      ------------

NET (LOSS) .................................       (3,332,885)      (10,429,130)

PREFERRED STOCK DIVIDEND ...................             --         (18,893,509)
                                                 ------------      ------------

NET (LOSS) ATTRIBUTABLE TO COMMON
  SHAREHOLDERS .............................     $ (3,332,885)     $(29,322,639)
                                                 ============      ============

BASIC AND DILUTED
NET (LOSS) PER COMMON SHARE ................     $      (0.36)     $      (2.60)
                                                 ============      ============

WEIGHTED AVERAGE
COMMON SHARES ..............................        9,137,630        11,261,800
                                                 ============      ============


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


                               NATIONAL COAL CORP.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                            ELEVEN MONTHS   TWELVE MONTHS
                                                                                ENDED           ENDED
                                                                            DECEMBER 31,    DECEMBER 31,
                                                                                2003            2004
                                                                            ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ............................................................   $ (3,332,885)   $(10,429,130)
  Adjustments to reconcile net (loss) to net cash provided by operating activities
     Depreciation, depletion and accretion ..............................        250,527       1,963,143
     Amortization .......................................................        366,628         298,236
     Beneficial conversion feature of debt recorded as interest expense .           --         1,700,000
     Issuance of common stock in lieu of interest payments ..............           --           165,314
     Issuance of warrants for services ..................................           --            48,760
     Non-cash compensation:
       Non-cash compensation to related party ...........................        191,000            --
       Common stock issued in payment of accrued salary .................           --           226,573
       Stock option expense .............................................           --           903,375
       Common stock issued for outside services .........................        153,500            --
     Changes in operating assets and liabilities:
       Receivables ......................................................        (19,327)     (1,899,407)
       Inventory ........................................................       (145,863)       (119,010)
       Prepaid and other ................................................        (15,197)       (233,502)
       Accounts payable and accrued liabilities .........................        831,158       3,299,551
       Deferred revenue .................................................        179,050        (179,050)
       Asset retirement obligations .....................................           --           (87,090)
                                                                            ------------    ------------
         Net cash flows (used in) operating activities ..................     (1,541,409)     (4,342,237)
                                                                            ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Property, plant and equipment purchased ...............................       (425,462)    (17,708,242)
  Acquisition of coal and mineral rights ................................     (1,307,917)    (10,891,819)
  Certificates of deposit and reclamation bond ..........................       (257,500)     (4,269,100)
  Prepaid royalty .......................................................           --          (392,500)
  Deposits ..............................................................           --          (156,000)
                                                                            ------------    ------------
     Net cash flows (used in) investing activities ......................     (1,990,879)    (33,417,661)
                                                                            ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from issuance of common and preferred stock ..............        287,500      16,616,317
  Proceeds from exercise of warrants ....................................           --         1,109,001
  Proceeds from issuance of notes payable ...............................      3,662,591      25,500,000
  Loan acquisition costs ................................................       (412,235)     (1,025,424)
  Payments on notes payable .............................................       (226,500)     (3,045,314)
  Proceeds from / (payment) of related party debt .......................        560,000        (560,000)
  Proceeds from bank loans ..............................................           --           742,894
  Payments on bank loans ................................................           --          (209,987)
  Payments on capital leases ............................................       (317,112)       (735,657)
  Dividend payments to preferred stockholders ...........................           --          (281,117)
  Repurchase and cancellation of common stock ...........................        (21,073)           --
                                                                            ------------    ------------
     Net cash flows provided by financing activities ....................      3,533,171      38,110,713
                                                                            ------------    ------------

NET INCREASE IN CASH ....................................................            883         350,815
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD ...........................           --               883
                                                                            ------------    ------------
CASH AND CASH EQUIVALENTS END OF PERIOD .................................   $        883    $    351,698
                                                                            ============    ============

SUPPLEMENTAL DISCLOSURES
  Interest paid in cash .................................................   $    270,862    $  1,190,735
   Non-cash investing and financing transactions:
       Conversion of notes payable to preferred stock ...................           --         7,725,000
       Conversion of notes payable to common stock ......................           --         3,392,902
       Equipment acquired with capital lease obligations ................        775,916       4,468,077
       Stock issued in partial payment of land ..........................           --           351,000
       Constructive dividend attributable to preferred shareholders .....           --        18,612,392
       Asset retirement obligations resulting from acquisitions of mining
         properties .....................................................         57,312       1,790,179
       Assumption of promissory notes from Strata Coal, LLC:
         Charged to operations ..........................................        191,000            --
         Partial payment of mining equipment ............................         23,000            --


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